Exhibit 99.1

CONFIDENTIAL DRAFT NOT FOR IMMEDIATE RELEASE

AIM ImmunoTech Reports Second Quarter 2026 Financial Results and Highlights Significant Operational Execution Advancing Ampligen® Toward Planned Phase 3 Development in Pancreatic Cancer

Completed Enrollment and Ampligen Dosing in Metastatic Pancreatic Cancer Phase 2 Trial, Positioning Company for Key Clinical Milestones Through Early 2027

Pancreatic Cancer Remains Strategic Priority as AIM Advances Toward Planned Phase 3 Development While Seeking Select Government-Funded Infectious Disease Initiatives in Ebola

OCALA, Fla., August 10, 2026 / AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today reported financial results for the second quarter ended June 30, 2026, and provided a business update highlighting continued operational execution across its lead pancreatic cancer program.

“AIM continues to execute a clear and disciplined strategy centered on advancing Ampligen in pancreatic cancer,” said AIM Chief Executive Officer Thomas K. Equels. “Over the past year, we have strengthened our financial position while completing enrollment and Ampligen dosing in the metastatic pancreatic cancer Phase 2 clinical trial – critical steps as we move toward an anticipated Phase 3 study in metastatic pancreatic cancer. We anticipate DURIPANC data on clinical benefit in Q1 2027 and on Overall Survival – the gold standard data point in oncology – in Q3 2027. AIM expects that this data will amplify median Overall Survival findings from Ampligen’s Dutch-government approved Named Patient Program in late-stage pancreatic cancer, where Ampligen achieved a median Overall Survival of 34.8 months compared to 12.5 months for historical controls – with favorable safety profile and high quality of life – in a large, easily identifiable and key patient immune biomarker subset. This median improvement of 22.3 months will be a critical component of the foundation for our pivotal Phase 3 clinical trial design in metastatic pancreatic cancer.”

Second Quarter and Recent Operational Highlights

●	Completed patient enrollment and Ampligen dosing in the ongoing Phase 2 DURIPANC study evaluating Ampligen in combination with AstraZeneca’s anti-PD-L1 immune checkpoint inhibitor Imfinzi® (durvalumab) in metastatic pancreatic cancer.
●	Engaged Thermo Fisher Scientific’s PPD clinical research business to support study design of a planned pivotal Phase 3 clinical trial in metastatic pancreatic cancer.
●	Maintained encouraging observations from Erasmus MC Cancer Institute, including favorable safety findings, progression-free and overall survival trends, and consistently reported high quality of life among treated patients.

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●	Strengthened the Company’s balance sheet through multiple financing transactions, providing additional resources to support continued clinical execution.
●	Successfully regained full compliance with NYSE American’s continued listing standards.
●	Planning government-focused initiatives to evaluate Ampligen’s antiviral potential against Ebola virus disease, consistent with the Company’s strategy of pursuing non-dilutive funding opportunities for select infectious disease programs while maintaining pancreatic cancer as its primary strategic focus.

For more information, please visit the Company’s website at aimimmuno.com.

Summary of Financial Highlights for Second Quarter 2026

●	As of June 30, 2026, AIM reported $9.9 million in cash and cash equivalents, as compared to approximately $3.0 million as of December 31, 2025.
●	Research and development expenses for the three months ended June 30, 2026 were approximately $589,000, compared to $1.2 million during the same period in 2025.
●	General and administrative expenses were approximately $2.9 million for the second quarter of 2026, compared to $1.5 million during the same period in 2025.
●	Net loss for the three months ended June 30, 2026 was approximately $(3.8 million), or $(0.43) per share, compared to $(2.8 million), or $(3.68) per share, for the second quarter of 2025.

The Company believes its strengthened financial position supports continued execution of its clinical development strategy and key upcoming milestones. Please refer to the Company’s Form 10-Q for the quarter ended June 30, 2026, for complete financial results and additional disclosures.

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of its lead product, Ampligen® (rintatolimod), for the treatment of late-stage pancreatic cancer, a lethal and unmet global health problem. Ampligen is a dsRNA and highly selective TLR3 agonist immuno-modulator that has shown broad-spectrum activity in clinical trials.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

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Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by those sections. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “intends,” “may,” “will,” “plans,” “potential,” “anticipates,” “projects,” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, but the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements set forth in this press release speak only as of the date hereof. These forward-looking statements are based upon the Company’s current expectations, estimates, assumptions, and beliefs concerning future events and conditions, which are subject to change. Such forward-looking statements may include statements relating to: the anticipated timing of DURIPANC study data, including clinical benefit data in Q1 2027 and Overall Survival data in Q3 2027; anticipated survival outcomes, quality-of-life measures, and the safety profile of Ampligen; the Company’s financial position to support clinical development activities and key milestones; the pursuit of non-dilutive government funding opportunities for select infectious disease programs, including the evaluation of Ampligen’s antiviral potential against Ebola virus disease; the Company’s Phase 3 clinical trial planning efforts; the timing of commencement, enrollment, completion, and results of clinical trials; IP expansion and regulatory progress; and timing for receiving government approvals, if at all. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof, except as required by applicable law. The Company is in various stages of seeking to determine whether Ampligen will be effective in the treatment of multiple types of viral diseases, cancers, and immune-deficiency disorders, and disclosures in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), on its website, and in its press releases set forth its current and anticipated future activities. These activities are subject to change for a number of reasons. Significant additional testing and trials will be required to determine whether Ampligen® will be effective in the treatment of these conditions. Results obtained in preclinical studies do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether or not Ampligen® will be efficacious in humans. No assurance can be given as to whether current or planned clinical trials will be successful or yield favorable data, and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, lack of adequate funding, or a change in priorities at the institutions sponsoring other trials. Even if these clinical trials are initiated, the Company cannot assure that the clinical studies will be successful or yield any useful data. No assurance can be given that the findings in preliminary studies will prove true or that such studies will yield favorable results, or that future studies will not result in findings that are different from those reported in the studies referenced in the Company’s reports filed with the SEC, on the Company’s website, and in its press releases. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. The Company cannot assure that its potential foreign operations will not be adversely affected by these risks.

For a detailed discussion of risk factors that could cause actual results to differ materially from those described in the forward-looking statements, please review the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. The forward-looking statements in this press release should be read in conjunction with such filings. These filings are available at www.sec.gov and www.aimimmuno.com. The information found on the Company’s website is not incorporated by reference into this press release and is included for reference purposes only.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908.824.0775

AIM@jtcir.com

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